Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of Physicians Realty Trust, the sole general partner of Physicians Realty L.P. (the “Operating Partnership”), that, to such person’s knowledge:

a.
the Quarterly Report on Form 10-Q of the Operating Partnership for the fiscal quarter ended March 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

b.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: May 8, 2020

/s/ John T. Thomas
John T. Thomas
Chief Executive Officer and President of Physicians Realty Trust, the general partner of the registrant

/s/ Jeffrey N. Theiler
Jeffrey N. Theiler
Executive Vice President and Chief Financial Officer of Physicians Realty Trust, the general partner of the registrant

This certification is not deemed to be “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability under the Exchange Act. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Operating Partnership specifically incorporates it by reference.